EXHIBIT 23.1.1

EXHIBIT 23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 20, 2011, with respect to the financial statements of ATEL 15, LLC as of May 3, 2011 and for the period of March 4, 2011 (date of inception) through May 3, 2011, included in the Registration Statement on Form S-1 and Prospectus of ATEL 15, LLC for the registration of 15,000,000 units of limited liability company interest.

/s/ Moss Adams, LLP

San Francisco, California
May 20, 2011